                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and in the Selected Historical Financial Information of Lodgian, Inc. and to the use of our report dated March 31, 1999, except for Note 15, as to which the date is June 24, 1999 in Amendment No. 1 to the Registration Statement (Form S-1 Registration No. 333-82859) and related Prospectus of Lodgian, Inc. for the registration of 3,500,000 shares of Lodgian Capital Trust I, 7% Convertible Redeemable Equity Structured Trust Securities (the "CRESTS") and 8,170,050 shares of common stock issuable upon conversion of the CRESTS.

                                          /s/ Ernst & Young LLP


Atlanta, Georgia
August 26, 1999